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                                                                   Exhibit B

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 26, 1996, on the December 31, 1995 financial statements of the Heitman/PRA Real Estate Portfolio, incorporated by reference in the Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of the Heitman/PRA Real Estate Portfolio (File No. 33-79858), and to all references to our firm included in or made part of Post-Effective Amendment No. 17 to the Registration Statement File No. 33-79858.

                                               /s/ Arthur Andersen LLP

Philadelphia, Pa.
 December 12, 1997